EXHIBITS to ITEM 77Q

77Q(a): Amendment to Certificate of Trust dated September 10, 2001 was filed as part of the Trust's Post-Effective Amendment No. 33 on September 21, 2001 and is incorporated by reference to this filing.

77Q(e) Investment Advisory Agreements for Alleghany/Chicago Trust Growth Fund, Alleghany/Chicago Trust Talon Fund, Alleghany/Chicago Trust Balanced Fund, Alleghany/Chicago Trust Bond Fund, Alleghany/Chicago Trust Municipal Bond Fund dated May 11, 2001 are attached.

Investment Advisory Agreements for Alleghany/Montag & Caldwell Balanced, Alleghany/Montag & Caldwell Growth, Alleghany/TAMRO Large Cap Value, Alleghany/Veredus Aggressive Growth, Alleghany/TAMRO Small Cap, Alleghany/Veredus SciTech, Alleghany/Blairlogie International Developed, Alleghany/Blairlogie Emerging Markets, dated February 1, 2001,were filed as part of the Trust's Post-Effective Amendment No. 30 to the Registration Statement filed on June 1, 2001 and is incorporated by reference to this filing.

Form of Investment Advisory Agreements between ABN AMRO Asset

Management (USA) LLC and ABN AMRO Growth, ABN AMRO Value, ABN AMRO Small Cap, ABN AMRO International Equity, ABN AMRO Asian Tigers, ABN AMRO Latin America Equity, ABN AMRO Real Estate, ABN AMRO Europe Equity Growth, ABN AMRO Treasury Money Market, ABN AMRO Government Money Market, ABN AMRO Money Market, ABN AMRO Tax-Exempt Money Market and ABN AMRO Institutional Prime Money Market Funds was filed as part of the Trust's Post-Effective Amendment No. 33 on September 21, 2001 and is incorporated by reference to this filing.

Sub-Investment Advisory Agreement for ABN AMRO/Chicago Trust Talon Fund between The Chicago Trust Company and Talon Asset Management, Inc. dated February 1, 2001 was filed as part of Post-Effective Amendment No. 33 on September 21, 2001 and is incorporated by reference to this filing.

Form of Sub-Investment Advisory Agreement between ABN AMRO

Asset Management (USA) LLC and Delaware Management Company was filed as part of Trust's Post-Effective Amendment No. 33 on September 21, 2001 and is incorporated by reference to this filing.

Sub-Investment Advisory Agreement between ABN AMRO Asset Management (USA) LLC and Mellon Equity Associates, LLP was filed as part of the Trust's Post-Effective Amendment No. 33 on September 21, 2001 and is incorporated by reference to this filing.

77(Q) (g) The Agreement and Plan of Reorganization for the Trust was filed as part of Pre-Effective Amendment No. 2 filed on July 5, 2001 and is incorporated by reference to this filing.